Exhibit 10.44

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of June, 2014, by and between American Sands Energy Corp., a Delaware corporation (the "Company") and Robin Gereluk (the "Executive").

WITNESSETH:

WHEREAS, the Company desires to have the benefit of the Executive's efforts and services; and

WHEREAS, the Company has determined that it is appropriate and in the best interests of the Company to provide to the Executive the compensation and benefits set forth herein, and;

WHEREAS, the Executive desires to be employed by the Company in accordance with the terms set forth below;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby mutually covenant and agree as follows:

1. DEFINITIONS. Whenever used in this Agreement the following terms shall have the meanings set forth below:

(a) "Accrued Benefits" shall mean the amount payable not later than ten (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

(i) All compensation earned or accrued through the Termination Date;

(ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

(b) "Board" shall mean the Board of Directors of the Company;

(c) "Cause" shall mean any of the following:

(i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines by a majority vote, has a significant adverse impact on the Company in the conduct of the Company's business;

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(ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determine by a majority vote, has a significant adverse impact on the Company in the conduct of the Company's business;

(iii) Neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or

(iv) A significant violation by the Executive of the Company's established policies and procedures;

Notwithstanding the foregoing, Cause shall not exist under Sections 1(c)(iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice. herein;

(d) "Notice of Termination" shall mean the notice described in Section 11

(e) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

(f) "Termination Date" shall mean:

(i) The Executive's date of death;

(ii) Upon receipt of the Termination Notice if the termination is by the Company for Cause;

(iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; or

(iv) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Cause;

2. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

3. TERM. The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on June 1, 2014 and will end on the 3rd anniversary thereof, unless further extended or sooner terminated as hereinafter provided. On the last day of each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional one year period from the date thereof unless at least six (6) months before such date the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration.

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4. POSITIONS AND DUTIES. The Executive shall serve as Vice President and Chief Operating Officer of the Company and in such additional capacities as set forth in Section 7 herein. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned by the Chief Executive and the Board. The Executive shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and may engage in other activities in addition to those relating to the Company, so long as they do not impede or interfere with the Executive’s duties hereunder.

5. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive will provide all necessary onsite management for the design, engineering, construction, start-up and operation of the Company’s proposed plant near Sunnyside, Utah, consistent with the duties set forth in paragraph 4.

6. COMPENSATION AND RELATED MATTERS.

(a) Salary. The Company shall pay to the Executive $245,000, as his annualized base salary (subject to adjustment as provided herein) in equal monthly installments (as nearly as practicable), in accordance with the Company's standard payroll policy (as in effect from time to time). Upon receipt by the Company of gross proceeds of $20,000,000, or more (whether from debt, equity, a combination of debt and equity, or through a single financing or series of financings), the Executive’s salary will be increased to $300,000 per annum. Such annualized base salary may be increased from time to time in accordance with normal business practices of the Company. The annualized base salary of the Executive shall not be decreased below its then existing amount during the term of this Agreement.

(b) Payment. All payments for salary and other expenses hereunder shall be paid to RL Gereluk Holdings, Ltd., on a monthly basis within fifteen days of invoice for such payments and expenses.

(c) Bonus. The Executive shall be entitled to receive bonuses, when and as declared by the Board of Directors.

(d) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.

(e) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan, but in no event less than fifteen (15) business days. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

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(f) Other Benefits. The Company shall provide Executive with all other benefits normally provided to an employee of a company similarly situated to the Company, including being added as a named officer on the Company's directors' and officers' liability insurance policy (which shall be obtained and maintained in full force and effect so long as Executive is employed by the Company, on such terms as are customary for company’s similarly situated), and reimbursing Executive monthly cell phone usage.

(g) Work Visa Expenses. The Company will assist the Executive in obtaining a government work permit and/or visa allowing him to work in the United States, and will pay the associated reasonable expenses incurred in obtaining the permit.

7. OFFICES. The Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more executive offices of the Company, or any affiliate or subsidiary of the Company, or as a member of the board of directors of any subsidiary or affiliate of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's, or otherwise.

8. TERMINATION AS A RESULT OF DEATH. If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date.

9. TERMINATION FOR DISABILITY. If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for four (4) consecutive months and within thirty (30) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties, the Company may terminate the Executive's employment. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination.

10. TERMINATION FOR CAUSE. If the Executive's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date.

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11. OTHER TERMINATION BY COMPANY. If the Executive's employment with the Company is terminated by the Company other than by reason of death, disability or Cause, subject to the notice procedures set forth in Section 13 herein, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the: (a) Executive's Accrued Benefits as of the Termination Date, and (b) a termination payment equal to the lesser of one year’s salary or the amount due under this Agreement payable through its term.

12. VOLUNTARY TERMINATION BY EXECUTIVE. Provided that the Executive furnishes thirty (30) days prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time. The Executive shall receive the Executive's Accrued Benefits as of the Termination Date.

13. TERMINATION NOTICE AND PROCEDURE. Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

(a) The Notice of Termination shall indicate the date the termination is to be effective and the reason for the termination;

(b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

14. NONDISCLOSURE OF PROPRIETARY INFORMATION. Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Executive has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the Company which the Company wishes to keep confidential and the Executive has furnished, or during the course of his engagement may furnish, such information to the Company, the Executive agrees that:

(a) "Proprietary Information" shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Executive or otherwise made known to him as a consequence of or through his engagement by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Executive's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors;

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(b) The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information and the Executive hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of his duties to the Company, the Executive will not at any time during or after the term of his engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling;

(c) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Executive at any time or made available to him or her prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him or her in trust solely for the benefit of the Company, and shall be delivered to the Company by him or her on the termination of his or her engagement or at any other time on the request of the Company; and

(d) The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him or her prior to his or her being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

15. ASSIGNMENT OF INVENTIONS.

(a) For purposes of this Section 16, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Executive makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company's facilities, materials or personnel), either solely or jointly with others during his or her engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement. All Inventions shall be the sole property of the Company, and Executive agrees to perform the provisions of this Section 16 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Executive in the capacity of an employee or consultant.

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(b) The Executive hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

(c) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of Executive's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

(d) No provisions of this Section shall be deemed to limit the restrictions applicable to the Executive under Section 15.

(e) No provisions of this Section shall be deemed or construed to require the Executive to assign to the Company any rights or intellectual property with respect to any invention which (i) is created by the Executive entirely on his own time, (ii) does not constitute an "employment invention" as defined in the Utah Employment Inventions Act, and (iii) is not exempted from the application of the Utah Employment Inventions Act.

16. SHOP RIGHTS. The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 16 but which are conceived or made by the Executive during the period he or she is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

17. REMEDIES AND JURISDICTION.

(a) The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

(b) All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Salt Lake City, Utah, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

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18. ATTORNEYS' FEES. In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

19. SUCCESSORS. This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting company or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

20. ENFORCEMENT. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

21. AMENDMENT OR TERMINATION. This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

22. SURVIVABILITY. The provisions of Sections 12, 13, 14, 15, and 16 shall survive termination of this Agreement.

23. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

24. VENUE; GOVERNING LAW. This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the provisions, principles, or policies thereof relating to choice or conflicts of laws.

25. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

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Company:	American Sands Energy Corp.
201 South Main Street, Ste. 201
Salt Lake City, UT 84111
Facsimile: (801) 536-6140

Executive:	Robin Gereluk

Facsimile:

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

26. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

27. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

"COMPANY"

American Sands Energy Corp.

By: /s/ William C. Gibbs

William C. Gibbs, Chairman/CEO

"EXECUTIVE"

/s/ Robin Gereluk

Robin Gereluk

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

"COMPANY"

American Sands Energy Corp.

By: /s/ William C. Gibbs

William C. Gibbs, Chairman/CEO

"EXECUTIVE"

/s/ Robin Gereluk

Robin Gereluk

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